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                                                                     EXHIBIT 2.3

                       AMENDMENT NO. 2 TO THE AMENDED AND
                  RESTATED OPERATIONS AND SETTLEMENT AGREEMENT

         This Amendment No. 2 (this "Amendment") to the Amended and Restated Operations and Settlement Agreement (the "Agreement") is entered into as of August 31, 1999, among the Commissioner of the Department of Corporations of the State of California (the "Commissioner" acting for himself and the Department of Corporations of the State of California (collectively, the "State")), J. Mark Abernathy, as Special Monitor-Examiner, MedPartners, Inc., a Delaware corporation, and its successors and assigns ("MedPartners") and MedPartners Provider Network, Inc., a California corporation ("MPN"), as a debtor and debtor in possession in the Bankruptcy Case. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                    RECITALS

         WHEREAS, the parties entered into the Agreement as of June 16, 1999;
and

         WHEREAS, the parties entered into Amendment No. 1 to the Agreement as of July 31, 1999; and

         WHEREAS, the parties desire to allow for additional time for implementation of the Agreement to be effected.

         NOW THEREFORE, in consideration of the mutual covenant and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENT

         Section 13.2 of the Agreement is amended by deleting "August 31, 1999" and inserting in its place "September 30, 1999". The Agreement shall remain unchanged in all other respects.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                              MEDPARTNERS, INC.
                                              a Delaware Corporation


                                              By: /s/ E. Mac Crawford
                                                  ------------------------------

                                              Title: President & CEO
                                                     ---------------------------


                                              MEDPARTNERS PROVIDER NETWORK, INC.
                                              a California Corporation

                                              By: /s/ Don Garner
                                                  ------------------------------

                                              Title: Secretary
                                                     ---------------------------


                                              COMMISSIONER OF THE DEPARTMENT OF
                                              CORPORATIONS

                                              By: /s/ William Kenefick
                                                  ------------------------------
                                                         William Kenefick

                                              Title: Acting Commissioner of the
                                                     Department of Corporations


                                              J. MARK ABERNATHY,
                                              as Special Monitor-Examiner and
                                              not individually

                                              By: /s/ J. Mark Abernathy
                                                  ------------------------------
                                                        J. Mark Abernathy

                                              Title: Special Monitor-Examiner